Exhibit 5.1

Amsterdam Brussels Dubai London Luxembourg New York

Constellium SE Tupolevlaan 41-61 1119 NW Schiphol-Rijk The Netherlands	Stibbe London B.V. 53 New Broad Street London EC2M 1JJ United Kingdom T +44 20 7151 09 21 www.stibbe.com Date 28 June 2019

Subject to review of underlying documents and subject to internal review

Constellium SE – Amendment Form F-3 Registration Statement – Exhibit 5.1 opinion

Ladies and Gentlemen,

(1)

We have acted as counsel as to matters of the laws of the Netherlands to Constellium SE, successor registrant of Constellium N.V., with its corporate seat/registered office and headquarters in Schiphol-Rijk, the Netherlands (the “Issuer”) in connection with the filing under the Securities Act of 1933, as amended (the “Securities Act”), of a post-effective amendment No. 1 dated the date hereof (the “Amendment Registration Statement”) to the registration statement on Form F-3 ASR dated 30 October 2017 with file no. 333-221221 (as so amended, the “Registration Statement”), in relation to the registration of the offer and sale, from time to time, by the Issuer of class A ordinary shares (the “Shares”) described in the Registration Statement and, from time to time, prospectus supplements thereto (each such offering, an “Offering”).

This opinion is furnished to you in order to be filed as an exhibit to the Amendment Registration Statement to be filed by you with the United States Securities and Exchange Commission (the “SEC”).

(2)

For the purpose of this opinion, we have exclusively examined and relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

Stibbe London B.V. is a Dutch law firm registered with the Registrar of Companies for England and Wales under numbers FC025331 and BR007672 and with the Dutch Chamber of Commerce under number 34206454. Stibbe London B.V. is not regulated by the Solicitors Regulation Authority. Stibbe London B.V.’s attorneys, civil law notaries (including candidate and assigned civil law notaries) and tax advisers are registered with and bound by the professional rules and codes of conduct of their respective professional organisations in the Netherlands. Stibbe London B.V.’s attorneys who are registered with the Solicitors Regulation Authority as Registered European Lawyers are also bound by its professional rules and codes of conduct to the extent that they apply to Registered European Lawyers practising through an Exempt European Practice (as defined in the SRA Handbook 2011). Any services performed are carried out under an agreement for services (‘overeenkomst van opdracht’) with Stibbe London B.V. This agreement is governed exclusively by Dutch law, with the exception of rules of Dutch private international law. All disputes shall be decided exclusively by the competent court in Amsterdam, the Netherlands, without prejudice to the right to appeal. The general conditions of Stibbe London B.V., which include a limitation of liability, apply and are available on www.stibbe.com/generalconditions or upon request. The compulsory insurance scheme of the Solicitors Regulation Authority does not apply to Stibbe London B.V. The attorneys, civil law notaries and tax advisers of Stibbe London B.V. are insured in accordance with the rules of their respective professional organisations under professional indemnity policies with a worldwide coverage. Hans Witteveen was admitted as a lawyer (‘advocaat’) in the Netherlands in 1994 and is a partner of Stibbe London B.V. He is regulated by the Solicitors Regulation Authority as a Registered European Lawyer.

(a)	the Amendment Registration Statement;

(b)	the Registration Statement;

(c)

the deed of incorporation of the Issuer dated 14 May 2010 and its articles of association (statuten) as lastly amended on 28 June 2019 pursuant to the Deed of Conversion (as defined below), which according to the Extract (as defined below) are the articles of association of the Issuer as currently in force;

(d)

a copy of the deed of conversion and amendment of the Issuer’s articles of association executed before P.H.N. Quist, civil law notary in Amsterdam, on 28 June 2019 and effective as of 28 June 2019 (by which deed, inter alia, Constellium N.V. has been converted from a public limited company (naamloze vennootschap) into a European public limited-liability company (Societas Europaea – SE)) (the “Deed of Conversion”); and

(e)	an extract from the Commercial Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Issuer dated the date hereof (the “Extract”).

(3)

The Amendment Registration Statement and the Registration Statement are hereinafter collectively also referred to as the “Documents”. References to the Civil Code, the Bankruptcy Act, the Code of Civil Procedure, the Financial Supervision Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet, the Wetboek van Burgerlijke Rechtsvordering, the Wet op het financieel toezicht and such other Codes or Acts of the Netherlands, as amended. In this opinion, “the Netherlands” refers to the European part of the Kingdom of the Netherlands and “EU” refers to the European Union.

(4)	In rendering this opinion we have assumed:

(a)

the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means and that all documents were at their date, and will have remained, accurate and in full force and effect without modification;

(b)	that each time Shares will be issued, the Issuer’s authorised share capital (maatschappelijk kapitaal) will be sufficient for such Share to be validly issued;

(2)

(c)

that (i) all corporate and other action required to be taken by the Issuer to authorize the Amendment Registration Statement, the Offering and the issuance of Shares has been, or will have been, duly and validly taken, will not have been annulled, revoked or rescinded and will be in full force and effect (ii) each time Shares have been or will be issued, offered, sold, or otherwise transferred such Shares will have been duly accepted and paid in full by the subscribers thereof in accordance with any applicable law (including, without limitation, the laws of the Netherlands) and the Issuer’s articles of association;

(d)

that any and all authorisations and consents of, or other filings with or notifications to, any public authority or other relevant body or person in or of any jurisdiction which may be required (including, without limitation, the laws of the Netherlands) in respect of the Amendment Registration Statement and the Offering have been or will be duly obtained or made, as the case may be;

(e)

that the information set forth in the Extract is on the date hereof complete and accurate and consistent with the information contained in the files kept by the Trade Register with respect to the Issuer;

(f)

that the Issuer has not been and will not have been declared bankrupt (failliet verklaard), granted suspension of payments (surseance van betaling verleend) or dissolved (ontbonden), nor will have ceased to exist due to merger (fusie) or demerger (splitsing); although not constituting conclusive evidence, this assumption is supported by the contents of the Extract and by our online search of the Central Insolvency Register of the courts in the Netherlands (Centraal Insolventieregister) on the date hereof, which did not reveal any information which would render this assumption to be untrue as at the date hereof; and

(g)

that none of the insolvency proceedings listed in Annex A, as amended, to Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings has been declared applicable to the Issuer by a court in one of the member states of the EU (with the exception of Denmark), other than the Netherlands; although not constituting conclusive evidence, this assumption is supported by our online search of the section on EU Registrations of the Central Insolvency Register (Centraal Insolventieregister) on the date hereof, which did not reveal any information which would render this assumption to be untrue.

(3)

(5)

We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the laws of the Netherlands as they presently stand. We do not express any opinion with respect to (i) any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any provisions of EU law having direct effect, (ii) matters of competition law, and (iii) matters of taxation.

(6)

Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, we are as at the date hereof of the following opinion:

(a)	the Issuer has been duly incorporated, and is validly existing under the laws of the Netherlands as a European public limited-liability company (Societas Europaea – SE); and

(b)

upon (i) adoption of all corporate and other action required to be taken by the Issuer to issue Shares and (ii) payment in full of the Shares in accordance with the provisions of the articles of association of the Issuer, such Shares will have been duly authorized, validly issued and fully paid up and will be non-assessable.

(7)	This opinion is subject to the following qualifications:

(a)	we express no opinion as to the accuracy of any representations given by the Issuer or any other party (express or implied) under or by virtue of the Documents;

(b)

the opinions expressed above are limited by any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), insolvency, moratorium, reorganisation, liquidation, fraudulent conveyance, or similar laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Civil Code and section 42 of the Bankruptcy Act concerning fraudulent conveyance, as well as by any sanctions or measures under the Sanctions Act 1977 (Sanctiewet 1977) or by EU or other international sanctions;

(c)

no opinion is given as to whether any legal act (rechtshandeling) performed by the Issuer in entering into the Documents or exercising its rights or performing its obligations thereunder is not contrary to the corporate interest of the Issuer for purposes of section 2:7 of the Civil Code in which case the relevant legal act of the Issuer might be held invalid and/or the obligations of the Issuer thereunder might be held unenforceable in whole or in part; and

(4)

(d)

the term “non-assessable” as used in this opinion is not a recognized legal term under Dutch law; in this opinion, the term “non-assessable” means that the Issuer does not have a statutory right to require the holder of a Share to pay to the Issuer any amount on such Share (by reason only of being a holder of such Share) in addition to the amount required to be paid for such Share to be fully paid, without prejudice – for the avoidance of doubt – to claims based on contract or tort.

(8)

In this opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion is given by Stibbe London B.V. (“Stibbe”) and may only be relied upon under the express condition that (i) any issues of interpretation or liability arising hereunder will be governed by the laws of the Netherlands and will be brought exclusively before a court of the Netherlands, and (ii) such liability, if any, shall be limited to Stibbe only, to the exclusion of any of its directors, partners, employees, shareholders and advisors or its or their affiliates and to the aggregate of the amount paid under Stibbe’s professional insurance in the particular instance and any applicable deductible payable thereunder.

(9)

We assume no obligation to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date hereof which may affect this opinion in any respect. This opinion is given for the purposes of the Documents only and may not be disclosed or quoted other than as an exhibit to (and therefore together with) the Documents, without our prior written consent.

(10)

This opinion is addressed to you and given for the sole purpose of the registration of the Shares with the SEC. We hereby consent to the filing of this opinion as an exhibit to the Amendment Registration Statement, to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(e) under the Securities Act relating to any Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Yours faithfully,

Stibbe London B.V.

Hans Witteveen

(5)